Exhibit 10.31

Bank Account 0202 00632294 (only for internal bank purposes)
Addendum to Credit Agreement dated July 8, 2016	UBS Switzerland AG Postfach [PO Box] 1210 8401 Winterthur Tel. +41-44-236 94 94 ubs.com

Borrower

HOCOMA AG

Industriestrasse 4

8604 Volketswil

(hereinafter referred to as “Borrower”)

Lender

UBS Switzerland AG

Stadthausstrasse 18

8400 Winterthur

(hereinafter referred to as “UBS”)

With the credit agreement dated July 8, 2016, UBS granted the Borrower a maximum credit limit of CHF 7,000,000.

The following paragraph(s) of the credit agreement is/are replaced by the following wording:

3.	Credit Amount

UBS grants the Borrower a credit limit of maximum CHF 7,000,000.

The credit agreement is supplemented by the following wording:

Duties of Notification

The paragraph “Duties of Notification” is supplemented by:

4) Rolling liquidity planning documents of the Borrower (individually and consolidated) for a period of at least 3 months as well as a detailed overview of the order backlog monthly, no later than 10 banking days after the end of each month, for the first time on January 31, 2022.

5) a copy of a modification agreement, modification and adjustment agreement, or supplement relating to the credit relationship with Credit Suisse.

Limit Reduction / Amortization

200,000 CHF one time, on April 30, 2022.

100,000 CHF monthly, at the end of each month, for the first time on May 31, 2022, for the last time on December 31, 2022. In addition, the following apply to this financing:

Conditions of Credit Release

The addendum enters into effect when all of the documents listed below have been legally signed and submitted to UBS and the agreed securities (legally ordered) have been handed over to UBS:

●	a copy of this addendum

If all documents and/or securities are not submitted to UBS in a legally valid form within one month of the issue date of this addendum, UBS shall be entitled to withdraw from this addendum without providing a grace period.

Remaining Provisions

All other conditions in the credit agreement dated July 8, 2016, including its addendum, of which this addendum forms an integral part, remain unchanged.

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Bank Account 0202 00632294 (only for internal bank purposes)

Applicable Law and Jurisdiction

The credit agreement and this addendum are subject to Swiss substantive law. The exclusive place of jurisdiction for all proceedings shall be Zurich or the site of the account-keeping office. This is also the place of performance and the place of debt enforcement for the Borrower, if domiciled abroad. Mandatory statutory jurisdictions remain reserved.

Number of copies

This addendum was prepared in two original copies and replaces the addendum dated September 23, 2019.

Lender	UBS Switzerland AG

Winterthur, January 27, 2022	[signature]	[signature]
Place / Date	Jonas Schraner	Marco Weidmann

(Valid for UBS Switzerland AG with facsimile signatures)

Agreed

Borrower	HOCOMA AG

[hw:] Volketswil 01/31/22	[signature]	[initials]
Place / Date	Signature(s) [signature]	[signature]

Only for internal bank purposes	Signature(s) checked/signed in my presence

	Org. ref.	Initials

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